Exhibit 16

Ernst & Young
Chartered Accountants
Nicosia Tower Centre
36 Byron Avenue
PO Box 21656
1511 Nicosia, Cyprus

March 28, 2005

Securities and Exchange Commission
450 Fifth Street, N.W
Washington DC 20549

Gentlemen:

We have read Item 4.01 (a) of Form 8K dated March 22, 2005 of MC Shipping Inc. and are in agreement with the statements contained herein except that we have no basis to agree or disagree with the statement that the decision was approved by the Company Audit Committee.

ERNST & YOUNG
Chartered Accountant